       EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS


                     BEMIS COMPANY, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF INCOME
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)




                                Three Months Ended         Nine Months Ended
                                   September 30               September 30
                                ------------------         -----------------
                                1996          1995         1996         1995
                                ----          ----         ----         ----
Net sales.................... $423,089      $372,506    $1,220,545   $1,124,237
Costs and expenses:
  Cost of products sold......  330,479       292,830       949,161      883,172
  Selling, general and
    administrative expenses..   45,716        41,648       139,233      130,213
  Research and development...    3,772         3,853        10,233        9,961
  Interest expense...........    3,705         2,670         9,938        8,437
  Other income...............     (223)       (2,256)       (5,018)      (3,059)
  Minority interest in
    net income..............     1,107           830         3,149        2,962
                               -------       -------     ---------     --------
Income before income taxes...   38,533        32,931       113,849       92,551

  Taxes based on
         income - cash.......   14,250        12,087        41,316       32,079
  Taxes based on
         income - deferred...      250            13         1,584        2,421
                               -------      --------     ---------    ---------
Net income................... $ 24,033     $  20,831    $   70,949   $   58,051
                               =======      ========     =========    =========

Earnings per share of
  common stock...............     $.45          $.40         $1.33        $1.12
                                  ====          ====         =====        =====

Cash dividends paid..........     $.18          $.16          $.54         $.48
                                  ====          ====         =====        =====

Average common shares and
  common stock equivalents
  outstanding................   53,288        52,040        53,276       51,978
                                ======        ======        ======       ======

       EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                     BEMIS COMPANY, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)

                                                     Sep 30            Dec 31
                    ASSETS                            1996              1995
                                                      ----              ----
Cash..........................................     $   21,535        $   22,032
Accounts receivable - net.....................        215,216           201,725
Inventories...................................        179,170           178,085
Prepaid expenses and deferred charges.........         44,573            40,432
                                                   ----------        ----------
     Total current assets.....................        460,494           442,274
                                                   ----------        ----------
Property and equipment, net...................        564,130           534,551

Excess of cost of investments in
   subsidiaries over net assets acquired......         94,330            42,437
Other assets..................................         11,367            11,333
                                                   ----------        ----------
     Total....................................        105,697            53,770
                                                   ----------        ----------
TOTAL ASSETS..................................     $1,130,321        $1,030,595
                                                   ==========        ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt.............     $    1,706        $    3,405
Short-term borrowings.........................          3,188             1,080
Accounts payable..............................        153,112           163,692
Accrued salaries and wages....................         31,449            29,128
Accrued income and other taxes................         17,836            21,910
                                                   ----------        ----------
     Total current liabilities................        207,291           219,215

Long-term debt, less current portion..........        234,890           166,435
Deferred taxes................................         51,396            49,758
Other liabilities and deferred credits........         59,240            53,943
                                                   ----------        ----------
     Total liabilities........................        552,817           489,351
                                                   ----------        ----------

Minority interest.............................         30,652            28,436
STOCKHOLDERS' EQUITY:
    Common stock (57,897,316 and
     57,811,966 shares).......................          5,790             5,781
    Capital in excess of par value............        149,284           147,119
    Retained income...........................        538,796           496,252
    Cumulative translation adjustment.........          8,793            10,505
    Common stock held in treasury
     (5,536,627 and 5,244,617 shares).........       (155,811)         (146,849)
                                                   ----------        ----------
     Total stockholders' equity...............        546,852           512,808
                                                   ----------        ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY....     $1,130,321        $1,030,595
                                                   ==========        ==========

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                     BEMIS COMPANY, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                          (IN THOUSANDS OF DOLLARS)

                                                            Nine Months Ended
                                                               September 30
                                                            -----------------
                                                             1996        1995
                                                             ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.............................................  $  70,949     $ 58,051
NON-CASH ITEMS:
    Depreciation and amortization......................     51,464       44,311
    Minority interest..................................      3,149        2,962
    Deferred income taxes, non-current portion.........      1,584        2,457
    Loss (gain) on sale of property and equipment......         51         (214)
                                                         ---------     --------

Cash provided by operations............................    127,197      107,567

Net change in receivables, inventories,
  prepaid expenses and payables........................    (36,186)       3,499
Net change in deferred charges and credits.............      5,307          607
Other..................................................          0          314
                                                         ---------     --------
Net cash provided by operating activities..............     96,318      111,987
                                                         ---------     --------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment ...................    (76,459)     (69,035)
Business acquisition...................................    (62,914)
Business divestiture...................................     12,752
Proceeds from sale of property and equipment...........      1,535        1,984
Change in long-term receivables........................         12          (14)
                                                         ---------     --------
Net cash used in investing activities..................   (125,074)     (67,065)
                                                         ---------     --------
CASH FLOWS FROM FINANCING ACTIVITIES
Change in long-term debt...............................     68,455      (13,642)
Change in short-term debt .............................        409         (668)
Cash dividends paid....................................    (28,405)     (24,716)
Subsidiary dividends to minority stockholders..........     (1,841)
Common stock purchased for the treasury................     (8,962)
Stock incentive programs...............................        115        3,449
                                                         ---------     --------
Net cash (used) provided by financing activities.......     29,771      (35,577)
                                                         ---------     --------
Effect of exchange rates on cash.......................     (1,512)       1,078
                                                         ---------     --------
Net decrease in cash...................................  $    (497)    $ 10,423
                                                         =========     ========

               EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS



                     BEMIS COMPANY, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operation.

     It is management's opinion, however, that all material adjustments (consisting of normal recurring accruals) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

     For further information, refer to the consolidated financial statements and footnotes included in the Company's annual report on Form 10-K for the year ended December 31, 1995.


TAXES BASED ON INCOME

     The Company's 1996 effective tax rate of 38% differs from the federal statutory rate of 35% primarily due to state and local income taxes.